                                                                Exhibit 4(e)

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     REGISTRATION RIGHTS AGREEMENT, dated as of May 2, 1995 between H.J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz"), and AT&T INVESTMENT MANAGEMENT CORP. ("Buyer").

     WHEREAS, as of the date hereof, Buyer has executed a Stock Purchase Agreement with H.J. Heinz Credit Company ("Heinz Credit") pursuant to which Buyer purchased 175,000 shares ("the Registrable Shares") of the Common Stock, par value $.25 per share, of Heinz ("Heinz Common Stock");

     WHEREAS, the shares of Heinz Common Stock that Buyer purchased from Heinz Credit are "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the parties hereby intend to provide Buyer with certain registration rights regarding the Registrable Shares on the terms and conditions that are set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Offer Registration.
         ------------------

     1.1  Notice of Offer to Effect Registration.  Within 180 days after the
          --------------------------------------
date hereof (such period of days the "Registration Period"), Heinz shall deliver a written notice to Buyer offering to effect the registration of the Registrable Shares, and within ten business days after receipt of such notice, Buyer shall give written notice to Heinz accepting Heinz's offer to effect the registration of the Registrable Shares and setting forth the number of Registrable Shares the registration of which it wishes Heinz to effect and a description of the proposed methods of disposition of such Registrable Shares. If Buyer fails timely to deliver notice to Heinz or delivers notice that it does not wish that Heinz effect the registration of the Registrable Shares, Heinz shall be deemed to have fully satisfied all of its obligations under this Section 1.1. Upon the receipt of Buyer's notice of acceptance, Heinz will use its best efforts to effect the registration of the Registrable Shares in satisfaction of its obligation under this Section 1.1. Heinz shall use its best efforts to effect the registration, in accordance with the procedures set forth in Section 2 of this Agreement, of all or any portion of the Registrable Shares under the Securities Act
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                                                                               2


and the securities or blue sky laws of any jurisdiction in the United States to be designated by Buyer so as to permit the disposition thereof in accordance with the methods to be described by Buyer. The registration of the Registrable Shares pursuant to this Section is referred to herein as the "Offer Registration." Notwithstanding the foregoing, Heinz shall not be required to effect more than one Offer Registration with respect to the Registrable Shares.

     1.2  Effective Registration.  The Offer Registration shall not be deemed
          ----------------------
to be effective unless the registration statement relating thereto has been declared effective by the Securities and Exchange Commission (the "Commission"). Additionally, the Offer Registration shall not be deemed to have been effected if:

          (i) the registration statement relating thereto does not remain effective until the earlier of (A) the 90th day following the date on which such registration statement became effective, subject to the last sentence of Section 2.1 herein, and (B) the date on which all of the Registrable Shares intended by Buyer to be sold pursuant to such registration statement are sold;

          (ii) after the registration statement relating thereto has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the earlier of (A) the 90th day following the date on which such registration statement became effective, subject to the last sentence of Section 2.1 herein, and (B) the date on which all of the Registrable Shares intended by Buyer to be sold pursuant to such registration statement are sold; and

          (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with the Offer Registration are satisfied, unless the failure to satisfy any such condition to closing is due to some act or failure to act of Buyer.

          1.3  Selection of Underwriters.  If Buyer proposes to dispose of the
               -------------------------
Registrable Shares in an underwritten offering, Buyer shall nominate an investment banking firm of recognized national standing to act as the manager that will administer the offering, subject to Heinz's consent, which shall not be unreasonably withheld.
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                                                                               3

          2.   General Provisions.
               ------------------

               2.1  Registration Procedures.  If and whenever Heinz is required
                    -----------------------
to effect the Offer Registration, Heinz shall:

          (i) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective; notwithstanding the foregoing of this clause (i) of subsection 2.1, Heinz shall not be required to file a registration statement during any period of time (not to exceed sixty days) when (a) Heinz is in possession of material non-public information the disclosure of which it reasonably believes would be detrimental at such time, and in the opinion of counsel to Heinz, such information would have to be disclosed if a registration statement were filed at such time; or (b) Heinz is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion therein;

          (ii) promptly prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the rules, regulations or instructions of the registration form utilized by Heinz, the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of the 90th day following the date on which such registration statement becomes effective, subject to the last sentence of this Section 2.1, or such time as Buyer shall have disposed of all such Registrable Shares in accordance with the intended methods of disposition;

          (iii) immediately notify Buyer (a) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that
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                                                                               4

    purpose; (d) of the receipt by Heinz of any notification with respect to the suspension of the qualification of Registrable Shares for sale in any jurisdiction; and (e) of the existence of any fact that makes any material statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or that requires the making of any material changes in the registration statement, the prospectus or any document incorporated therein by reference to make the statements therein not misleading;

          (iv) if any fact contemplated by clause (iii)(e) above shall exist, promptly (a) prepare and file a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or (b) file any required document so that, as thereafter delivered to the purchasers of Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (v) if any order or suspension contemplated by clause (iii)(c) or
    (iii)(d) above shall exist, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any suspension of the qualification of Registrable Shares for sale at the earliest possible moment; and

          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securities holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and covers the period beginning with the first month of the first fiscal quarter after the effective date of the registration statement and ending between twelve months and eighteen months thereafter.

          In determining the 90-day period for purposes of clauses (i) and (ii) of Section 1.2 herein and clause (ii) of this Section 2.1, each such 90-day period shall be extended for one day for every day for which a stop order is in effect or has been initiated as contemplated by clause (iii)(c) above or every day on which any fact contemplated by clause (iii)(e) above exists.
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                                                                               5

          2.2  Blue Sky Qualification.  Heinz shall use its best efforts to
               ----------------------
cause the Registrable Shares that are the subject of the Offer Registration to be qualified for sale under the securities or blue sky laws of such jurisdictions in the United States as Buyer may reasonably request and shall cause such registration or qualification to remain in effect in such jurisdictions until the earlier of (i) the 90th day following the date on which the related registration statement becomes effective and (ii) such time as Buyer shall have disposed of all of the Registrable Shares in accordance with the intended methods of disposition. Heinz shall do any and all other acts and things that may be necessary or advisable to enable Buyer to consummate the disposition of Registrable Shares in such jurisdictions, provided that Heinz shall not be required (x) to qualify to do business in any state by reason of this Section 2.2, (y) to subject itself to taxation in any such jurisdiction or
(z) to consent to general service of process in any such jurisdiction.

          2.3  Copies Provided.  Heinz shall furnish to Buyer the number of
               ---------------
copies of the applicable registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus and any other documents that Buyer may reasonably request to facilitate the disposition of the Registrable Shares.

          2.4  Requested Information.  The registration rights granted to
               ---------------------
Buyer by this Agreement are subject to the condition that Buyer shall provide Heinz with information about the Registrable Shares to be sold including the plans for the proposed disposition thereof, and other information that is necessary, in the reasonable opinion of counsel for Heinz, to enable Heinz to include in a registration statement all material facts required to be disclosed with respect to the offering.

          2.5  Buyer's Suspension of Dispositions.  Buyer hereby agrees that,
               ----------------------------------
upon receipt of any notice from Heinz of the happening of any event of the kind described in clauses (c), (d) and (e) of paragraph (iii) of Section 2.1, Buyer shall forthwith discontinue disposition of any of the Registrable Shares until Buyer's receipt of copies of the supplemented or amended prospectus contemplated by clause (iv) of Section 2.1 or until Buyer's receipt of notice from Heinz that the order suspending the effectiveness of the registration statement or suspending the qualification of
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                                                                               6

the sale of any Registrable Shares has been withdrawn as contemplated by clause
(v) of Section 2.1.

          2.6  Listing.  Heinz shall cause all Registrable Shares covered by any
               -------
registration statement to be listed on each securities exchange on which similar securities issued by Heinz are listed.

          2.7  Participation in Underwritten Registra tion.  Buyer may not
               -------------------------------------------
participate in any underwritten regis tration in connection with this Agreement unless Buyer comp letes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of any such underwriting arrangements.

          3.  Registration Expenses.  Heinz shall pay all expenses arising
              ---------------------
from or incident to the performance of, or compliance with, this Agreement, including without limitation: (i) all registration, filing, listing and National Association of Securities Dealers, Inc. fees; (ii) all fees and expenses incurred in complying with securities or blue sky laws; (iii) all printing, messenger and delivery expenses; (iv) all fees and disbursements of counsel and accountants for Heinz and the Buyer, including the expenses of any "comfort" letters; and (v) all of the internal expenses incurred by Heinz, including without limitation salaries and expenses of officers and employees performing legal and accounting duties, expenses of conducting the annual audit of Heinz's financial statements by its independent accountants, costs in obtaining liability insurance on behalf of Heinz, its officers and directors, and the reasonable fees and expenses of any special experts retained in connection with any registration statement pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective; however, Buyer will be responsible for underwriters discounts and selling commissions with respect to the Registrable Shares being sold.

          4.   Indemnification and Contribution.
               --------------------------------

          4.1  Indemnification by Heinz.  In connection with the Offer
               ------------------------
Registration effected by Heinz hereby, Heinz will indemnify and hold harmless Buyer, its officers and directors, each underwriter of the securities registered, any broker-dealer acting as agent of Buyer, and each person who controls, within the meaning of Section 15 of the Securities Act, Buyer or any underwriter against any and all losses, claims, damages, liabilities or expenses to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount
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                                                                               7

paid in settlement of any commenced or threatened litigation (collectively, the "Damages"), insofar as any such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Heinz shall not be bound by the indemnification provision of the preceding sentence with respect to Buyer or any underwriter if such Damages arise solely out of or are based upon any untrue statement or alleged untrue statement, or any omission or alleged omission that was made in reliance upon and in conformity with information furnished in writing to Heinz by Buyer or such underwriter, as the case may be, for use in connection with the preparation of the registration statement, any preliminary prospectus, any prospectus contained in the registration statement, or any such amendment thereof or supplement thereto. Notwithstanding the foregoing, the indemnification provided in this
Section 4.1 shall not inure to the benefit of any underwriter from whom the person asserting any such Damages purchased the securities that are the subject hereof (or to the benefit of any person controlling such underwriter), if the underwriter failed to send or give a copy of the prospectus to such person at or prior to the written confirmation of the sale of the securities to such person.

          4.2  Indemnification by Buyer.  In connection with the Offer
               ------------------------
Registration effected by Heinz hereby, Buyer agrees to indemnify and hold harmless Heinz, each person, if any, who controls, within the meaning of Section 15 of the Securities Act, Heinz, its directors and its officers against all Damages based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Heinz by Buyer for use in connection with the registration statement or any post-effective amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.
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                                                                               8

          4.3  Notice of Claim Triggering an Indemnity; Waiver.  Promptly
               -----------------------------------------------
after the receipt of notice of the commencement of any action against any party entitled to indemnity under Section 4.1 or 4.2 (an "Indemnified Party") in respect of which indemnity may be sought from any other party (an "Indemnifying Party") on account of an indemnity agreement contained in Section 4.1 or 4.2 (an action triggering the liability under Section 4.1 or 4.2, an "Action"), the Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof. The failure of any Indemnified Party to notify an Indemnifying Party of any Action shall not relieve the Indemnifying Party from any liability in respect of such Action, unless and to the extent the failure to provide prompt notice materially prejudices the Indemnifying Party in its ability to defend against or settle such Action. In addition, any failure to give such notice shall not relieve the Indemnifying Party from any other liability that it may have to the Indemnified Party. If any Action is brought against any Indemnified Party and the Indemnified Party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and to assume the defense of the Action (the "Assumed Action") with counsel satisfactory to the Indemnified Party, provided that the Indemnifying Party promptly notifies in writing the Indemnified Party of its election to assume the defense of the Action and acknowledges in writing that the claim in question is one for which the Indemnifying Party is obligated to indemnify the Indemnified Party. Upon receipt by the Indemnified Party of this written notice and acknowledgement, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses that the Indemnified Party subsequently incurs in connection with the Assumed Action, other than reasonable costs of investigation; however, if the Indemnified Party has a reasonable basis to believe and does in fact believe that its interests in such Assumed Action conflict with those of the Indemnifying Party, then the Indemnified Party may so notify the Indemnifying Party and the Indemnifying Party will remain liable to the Indemnified Party for all legal or other expenses that the Indemnified Party incurs in connection with the Assumed Action. The Indemnifying Party may not compromise or settle any Assumed Action without the prior written consent of the Indemnified Party, unless such settlement or compromise releases and forever holds harmless the Indemnified Party from all Damages and any culpability in connection with or arising out of the Assumed Action. The Indemnified Party may not compromise or settle any Action without the prior written consent of the Indemnifying Party, which may not unreasonably withhold its consent.
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                                                                               9

          4.4  Contribution.  To provide for contribution in circumstances in
               ------------
which the indemnification provided for in Section 4.1 or 4.2 is for any reason held to be unavailable from the Indemnifying Party, after deducting any contribution received by either Heinz or Buyer, including from persons who control within the meaning of Section 15 of the Securities Act either of them, officers of Heinz who signed the registration statement, and directors of either of them who may also be liable for contribution, Heinz and Buyer shall each contribute to the aggregate Damages of the nature contemplated by the indemnification provisions set forth in Sections 4.1 and 4.2 herein (including any investigation, legal, and other expenses incurred in connection with and any amount paid in settlement of any action, suit, proceeding or asserted claims) to which either Heinz or Buyer may be subject. Heinz and Buyer each shall contribute an amount that shall reflect the relative benefit received by each party as compared to the other party from the offering pursuant to a registration statement, the relative fault of each party as compared to the other party in connection with the statements or omissions that resulted in the Damages and any other relative equitable considerations. Notwithstanding the foregoing provisions of this Section 4.4, in accordance with Section 11(f) of the Securities Act, no person guilty of fraudulent misrepresentation shall be entitled to obtain contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each person, if any, who controls within the meaning of Section 15 of the Securities Act Heinz or Buyer, each officer of Heinz who shall have signed the registration statement, and each director of Heinz or Buyer shall have the same rights to contribution as Heinz or Buyer, subject in each case to the provisions of the preceding sentence.

          5.   Miscellaneous.
               -------------

          5.1  No Inconsistent Agreements.  Heinz shall not enter into any
               --------------------------
agreement with respect to its securities that is inconsistent with the rights granted to Buyer in this Agreement.

          5.2  Amendments.  Except as otherwise provided herein, the
               ----------
provisions of this Agreement may not be amended, modified, or supplemented, unless any of the above is approved, agreed to, or made in writing by Buyer.

          5.3  Notices.  Any notice or other communication required or that
               -------
may be given hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) if sent by telecopy or like transmission, upon a receipt of transmittal confirmation; or (iii) if sent
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                                                                              10

by Federal Express, Express Mail, or similar overnight courier service to the parties at the addresses set forth below, on the next business day.

          Mailed notices should be addressed as follows:

               (a)  If to Buyer, to:

                    AT&T Investment Management Corp.
                    c/o State Street Global Advisors
                    Two International Place
                    35th Floor
                    Boston, MA  02110
                    Attn:  Paul Brakke
                           Andrew Hone


               (b)  If to Heinz, to:

                    H.J. Heinz Company
                    600 Grant Street
                    Pittsburgh, PA  15219
                    Attn: Corporate Secretary


          5.4  Successors and Assigns.    The rights and obligations created
               ----------------------
by this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights and obligations of the parties hereunder may not be assigned, except by operation of law.

          5.5  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.6  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          5.7  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

          5.8  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision
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                                                                              11

in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          5.9  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
is intended by the parties as a final expression of their agreement and constitutes a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement is not intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         H.J. HEINZ COMPANY



                         By: /s/ Paul F. Renne
                            ------------------------------
                            Name: Paul F. Renne
                            Title: Vice President - Treasurer



                         AT&T INVESTMENT MANAGEMENT CORP.



                         By: /s/ Lawrence Unvein
                            ------------------------------
                            Name: Lawrence Unvein
                            Title: Vice President